Exhibit 99.1

For further information:

George Relan

Vice President of Corporate Development

(518) 533-2220

grelan@mechtech.com

MTI REPORTS FIRST QUARTER 2008 RESULTS

- Business and technical advances, milestones for Mobion® product development -

Albany, N.Y., May 12, 2008 -- Mechanical Technology, Incorporated (“MTI”) (NASDAQ: MKTY), a company primarily engaged in the development and commercialization of Mobion® off-the-grid portable power solutions through its subsidiary MTI MicroFuel Cells Inc. (“MTI Micro”) and in the design, manufacture, and sale of test and measurement instruments and systems through its subsidiary MTI Instruments, Inc. (“MTI Instruments”), today announced its financial results for the quarter ended March 31, 2008.

Today, MTI also announced that its subsidiary MTI Micro delivered a Mobion® power source prototype to a global Japanese consumer electronics company under a development agreement entered into earlier this month.

“We have made significant progress since the start of the year,” said Peng Lim, CEO of MTI. “At MTI Micro, we launched a developmental pilot production line for Mobion(, signed an agreement with a global Japanese consumer electronics company, and developed and demonstrated three different Mobion( prototypes at global conferences and meetings – an external charging device, a power accessory attached to a digital camera, and an embedded fuel cell-powered GPS device – all to help prepare for the planned launch of an initial Mobion( product in 2009. At MTI Instruments, we achieved a 16% increase in revenue.”

Financial Highlights: First Quarter 2008

•	Product revenue increased 16.4% to $2.0 million (2007 Q1: $1.7 million)
•	Funded research and development (R&D) revenue decreased 71.9% to $173,000 (2007 Q1: $615,000)
•	Net loss was $3.2 million, consistent with 2007 Q1
•	Capital resources (cash and marketable securities) totaled $8.1 million (2007 Q1: $18.1 million)
•	Cash used in operations decreased 35.2% to $3.0 million

Recent Developments

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May 12, 2008 – MTI Micro announced that the United States Department of Energy (the “DOE”) authorized the release of an additional $325,000 under its cost-shared program with MTI Micro. The program is designed to support the development of manufacturing techniques and the optimization of the Mobion( technology platform.

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May 7, 2008 – MTI Micro announced that it had entered into an agreement with a global Japanese consumer electronics company which develops products utilizing advanced optical and digital technologies, including digital cameras, to evaluate the feasibility, development and production of Mobion( products.

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May 2, 2008 – MTI Micro unveiled a new embedded Mobion( micro fuel cell prototype design for handheld global positioning system (“GPS”) devices at the tenth Annual International Small Fuel Cells Conference in Atlanta, Georgia. The new Mobion( powered GPS prototype provides three times as much energy as GPS devices powered by four disposable AA batteries and, on a model with a large, full-color screen, generates up to 60 hours of continuous power. The prototype can be instantly recharged by refilling it with methanol and includes a USB interface, allowing it to be used as an independent energy source for recharging mobile phones, digital cameras, portable media players and other handheld electronic devices.

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April 30, 2008 – MTI announced that the United States Department of Transportation issued a final ruling that will permit passengers and crew to carry methanol fuel cell cartridges and fuel cell systems designed for portable electronic devices on board airplanes in carry-on baggage. The effective date of the ruling is October 1, 2008, although voluntary compliance with the ruling may commence as of May 30, 2008.

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April 2, 2008 – MTI Instruments unveiled the PV1000, a thickness measurement system for the solar cell production industry, at the Photovoltaic Technology Show in Munich, Germany. The PV1000 was created out of the platform for EVE, MTI Instruments’ advanced data acquisition and analysis system. The PV1000, designed to be incorporated into solar cell production lines to quickly determine quality control issues, addresses a critical need for solar cell manufacturers around the world who are experiencing a growth in demand and need to manufacture high volumes of solar cells for mass consumption.

Company Milestones

Milestones for the first half of 2008 include:

–	Implementation of an operational developmental pilot line, which was achieved in January; and
–	The signing of an OEM for the consumer market, which was fulfilled by the agreement with the global Japanese consumer electronics company.

Milestones for the second half of 2008 include:

–	Demonstration of a next generation power source prototype with a removable cartridge;

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–	Delivery of product intent prototypes to OEMs for evaluation; and
–	Selection of manufacturing partners.

First Quarter Financial Results

Revenue for the three months ended March 31, 2008 increased 7.0% to $2.2 million compared to revenue of $2.3 million for the same period in 2007. First quarter revenue included $2.0 million in product revenue from MTI Instruments and $173,000 in funded Research and Development (“R&D”) revenue from MTI Micro. During the first quarter of 2008, product revenue increased $279,000, or 16.4%, reflecting sales increases in MTI Instruments’ aviation product line – in particular commercial aviation sales – coupled with smaller sales increases in semiconductor and general dimensional gauging products. Funded R&D revenue decreased $442,000, or 71.9%, with $418,000 of the decrease attributable to the completion of the SAFT contract during the first quarter of 2007. Revenue from MTI Micro’s contract with the DOE increased by $170,000 but was offset by a revenue decrease of $194,000 attributable to the conclusion of a strategic alliance agreement in July 2007.

Net loss for the three months ended March 31, 2008 of $3.2 million, or $0.08 per diluted share, was consistent with the net loss for the three months ended March 31, 2007. Net loss for the first quarter of 2008 compared to 2007 includes the effects of positive and negative revenue and expense changes. These changes include increases in gross margins on product sales, decreases in funded R&D revenue, cost savings in R&D spending, an increase in Selling, General and Administrative expenses, a decrease in gain on derivatives, and a decrease in the income effects of minority interest shareholders. The R&D cost savings were primarily the result of savings derived from the first quarter 2007 decision to suspend efforts on MTI Micro’s high power program. Gross margin percentages on product sales for the three months ended March 31, 2008, remained consistent with the comparable period in 2007.

Cash flows: For the three months ended March 31, 2008, cash used in operations decreased by 35.2% to $3.0 million compared to $4.6 million in 2007, while cash used for capital expenditures increased to $102,000 from $50,000 in 2007.

See the attached financial highlights for the Company’s first quarter ended March 31, 2008.

Conference Call: First Quarter Results

MTI will host a conference call and webcast today at 10:30 a.m. EDT. The dial-in phone number for the conference call is (866) 202-0886 or (617) 213-8841 for international callers, and the pass code is 79128448. There will be a simultaneous webcast that can be heard by logging onto MTI’s website at www.mechtech.com. A replay of the conference call will be available within 24 hourson the website and will also be available via phone by dialing (888) 286-8010, or (617) 801-6888 for international callers, and when prompted, entering pass code 89572130.

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About MTI

MTI is primarily engaged in the development and commercialization of Mobion® off-the-grid portable power solutions through its subsidiary MTI MicroFuel Cells Inc. (“MTI Micro”). MTI Micro has a team of entrepreneurial business executives, researchers and scientists; a proprietary direct methanol micro fuel cell power system and a number of system prototypes demonstrating size reductions and performance improvements; and related intellectual property. MTI Micro has received government funding and developed strategic partnerships to facilitate efforts to achieve commercialization. MTI is also engaged in the design, manufacture, and sale of test and measurement instruments and systems through its subsidiary MTI Instruments, Inc. For more information about the Company please visit www.mechtech.com.

(Financial Table Attached)

Statements in this press release which are not historical fact, including statements regarding management’s intentions, hopes, goals, beliefs, expectations, projections, plans, anticipation, outlook or predictions of the future, are forward looking statements. Such statements include, among others, MTI’s need to raise additional funding; MTI’s history of recurring net losses and the risk of continued net losses; MTI’s independent auditors raising substantial concern about its ability to continue as a going concern; the potential delisting of MTI’s common stock from The Nasdaq Global Market, the dependence of MTI Instruments on a small number of customers and potential loss of government funding; risks related to developing Mobion® direct methanol fuel cells and whether MTI Micro will ever successfully develop reliable and commercially viable Mobion® fuel cell solutions; MTI Micro’s plans under development agreements with its Korean partner and the global Japanese consumer electronics company; MTI’s, MTI Micro’s and MTI Instruments’ future business prospects, technology and performance; the market potential for MTI Micro’s Mobion® fuel cells; the significance of any contracts or grants that MTI Micro received or may receive including future funding from the DOE; the importance of and benefits from a developmental pilot production line; the ability of MTI Micro or its business representatives to develop key relationships with OEM decision makers, foster business development, or sell and support fuel cell systems to customers; the importance of any demonstrations of Mobion® powered sensors and the evaluation of and potential submission of proposals for military programs; MTI Micro’s and MTI Instruments’ ability to meet their respective stated milestones on time, if at all; and MTI’s, MTI Micro’s and MTI Instruments’ ability to increase or maintain sales in commercial, military and other governmental markets. All forward-looking statements are made as of today, and MTI disclaims any duty to update such statements. It is important to note that MTI’s actual results could differ materially from those projected in forward-looking statements. Factors that could cause the anticipated results not to occur include, among others, risks related to financing; uncertainties in development, manufacturing, competition and consumer demand for Mobion® power sources; Duracell’s ability to terminate its agreements with MTI Micro prior to commercialization of Mobion® power sources; and the risk factors listed from time to time in the Company’s SEC reports, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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Financial Highlights

Balance Sheet Data:

(Dollars in Thousands)
	December 31, 2007	March 31, 2008
	(Audited)	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$7,650	$4,560
Securities available for sale	4,492	3,537
Accounts receivable	1,369	1,382
Inventories, net	1,373	1,460
Prepaid expenses and other current assets	329	865
Total Current Assets	15,213	11,804

Long Term Assets:
Property, plant and equipment, net	2,159	2,040
Deferred income taxes	1,344	968
Total Assets	$18,716	$14,812

Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$ 273	$ 518
Accrued liabilities	2,121	2,615
Deferred revenue	117	56
Income taxes payable	11	13
Deferred income taxes	1,344	968
Total Current Liabilities	3,866	4,170

Long-Term Liabilities:
Uncertain tax position liability	208	209
Derivative liability	696	363
Total Liabilities	4,770	4,742

Minority interests	143	25

Stockholders’ Equity	13,803	10,045
Total Liabilities and Stockholders’ Equity	$18,716	$14,812

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Statements of Operations Data:

(Dollars in Thousands, Except per Share Data)
	Three Months Ended
	March 31, 2007	March 31, 2008
	(Unaudited)	(Unaudited)
Revenues:
Product revenue	$ 1,701	$ 1,980
Funded research and development revenue	615	173
Total revenues	2,316	2,153

Operating costs and expenses:
Cost of product revenue	738	840
Research and product development expenses:
Funded research and product development	224	356
Unfunded research and product development	3,398	2,017
Total research and product development expenses	3,622	2,373
Selling, general and administrative expenses	2,456	2,618
Operating loss	(4,500)	(3,678)
Gain on derivatives	969	333
Other income, net	141	42
Loss before income taxes and minority interests	(3,390)	(3,303)
Income tax (expense)	(11)	(8)
Minority interests in losses of consolidated subsidiary	245	124
Net loss	$ (3,156)	$ (3,187)

Loss per Share (Basic and Diluted):
Loss per share	$ (0.08)	$ (0.08)

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Statements of Cash Flows Data:

(Dollars in Thousands)
	Three Months Ended
	March 31, 2007	March 31, 2008
	(Unaudited)	(Unaudited)
Net cash used by operating activities	$ (4,610)	$ (2,988)

Purchases of property, plant and equipment	(50)	(102)
Net cash (used) provided by investing activities	(50)	(102)

Decrease in cash and cash equivalents	(4,660)	(3,090)
Cash and cash equivalents – beginning of period	14,545	7,650
Cash and cash equivalents – end of period	9,885	4,560

	As of
Other Information:	December 31, 2007	March 31, 2008

Plug Power shares held	1,137,166	1,137,166

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